Exhibit 23.2

FELDMAN FINANCIAL ADVISORS, INC.

8804 Mirador Place

McLean, VA 22102

(202) 467-6862

March 11, 2024

Boards of Directors

Wisconsin Mutual Bancorp, MHC

EWSB Bancorp, Inc.

East Wisconsin Savings Bank

221 South Locust Street

Kaukauna, Wisconsin 68801

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission by EWSB Bancorp, Inc., and in the Application for Conversion on Form FR MM-AC, and any amendments thereto, to be filed with the Board of Governors of Federal Reserve System. We also hereby consent to the inclusion of, summary of, and references to our Conversion Valuation Appraisal Report and any Conversion Valuation Appraisal Updates and our statements concerning subscription rights and liquidation rights in such filings and amendments, including the prospectus of EWSB Bancorp, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

Feldman Financial Advisors, Inc.